LOAN AGREEMENT

THIS LOAN AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of the ___ day of November, 2017, by and between EAGLEBANK (the "Lender") and RIVERFRONT HOLDINGS I, LLC, a Delaware limited liability company (the “Borrower"), recites and provides:

RECITALS:

Subject to the terms of this Agreement, Lender agrees to make a loan to Borrower, as more particularly described in Section 1.1 below (the “Loan”), for the refinance of certain land, together with the completed improvements constructed thereon consisting of an existing multi-family building containing approximately 281,106 gross square feet of residential space together with approximately 14,176 square feet of retail space and 273 underground parking spaces, commonly known as “Dock 79” and located at 79 Potomac Avenue, S.E., Washington, D.C. 20003 and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”) and repayment of certain investor funding. Lender and Borrower agree that the Loan shall be made on the following terms, covenants and conditions.

AGREEMENT

ACCORDINGLY, for and in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lender and Borrower agree as follows:

SECTION ONE

THE LOAN

1.1          Amount. The maximum principal amount of the Loan shall not exceed the “Maximum Loan Amount” which shall be the lesser of: (i) Ninety Million and No/100 Dollars ($90,000,000.00) or (ii) sixty percent (60%) of the “as is” value of the Property (the “Appraised Value”), pursuant to the Appraisal (hereinafter defined). The Loan shall be evidenced by a Deed of Trust Note of even date herewith made by the Borrower payable to the order of Lender (the “Note”).

1.2          Purpose. At closing on the Loan, an amount equal to the Maximum Loan Amount will be advanced toward, among other purposes, the refinance and closing costs incurred by the Borrower with respect to the Property and to pay the amount required in order to redeem the interests in the Borrower held by EB-5 Capital-Jobs Fund 8, L.P. (“EB-5”).

1.3          Term; Conversion to Amortizing Loan. The Loan shall initially be an interest only loan for the period ending forty-eight (48) months after the date hereof (the “Conversion Date”). On the Conversion Date, the Loan shall convert to an amortizing loan, with monthly payments of principal and interest due and payable in accordance with the terms of the Note and with a maturity of one hundred twenty (120) months after the date hereof.

1.4          Guaranty. MidAtlantic Realty Partners, LLC, a Virginia limited liability company (the “Guarantor” or “MRP”), shall execute a carve-out guaranty (the “Carve-Out Guaranty”) acceptable to the Lender.

1.5          Fees. Any unpaid balance of the $450,000.00 loan fee shall be due and payable to the Lender upon closing of the Loan.

1.6          Collateral. The Loan shall be secured by, among other things, the following:

a.            A first lien deed of trust, security agreement and fixture filing of even date herewith (the “Deed of Trust”), granting a lien on the Property, together with the improvements thereon (the “Improvements”);

b.            An assignment of all leases, rents and profits covering the Property (the “Assignment of Leases”);

c.            An Environmental Indemnity Agreement from Borrower and Guarantor with respect to the Property (the “Indemnity”);

d.            An assignment of management contract with respect to the management of the Property, together with a consent and subordination of management agreement by the Property manager (collectively, the “Management Agreement Assignment”); and

e.            A Control Account Agreement and Assignment (the “Account Assignment”) in the form attached hereto as Exhibit B, providing for payment of Excess Revenues (hereinafter defined) into a control account established and maintained with the Lender (together with any replacements thereof and substitutions therefor, the “Control Account”), which Borrower shall execute and deliver to Lender within five (5) days after written notice from Lender that Borrower has not met the Debt Yield Requirements (hereinafter defined);

1.7          Debt Yield Requirement. Commencing on the date hereof and continuing thereafter until the Loan is fully repaid, Borrower shall maintain a debt yield of at least seven and one-half percent (7.5%) (the “Debt Yield Requirement”) tested quarterly, based upon the net operating income (to include projected, contracted rental payments from executed Approved Leases (hereinafter defined) pursuant to which the applicable tenant commences paying full rent during the calculation period, but excluding Lease Termination Fees (i.e., any termination fees payable by any tenants pursuant to a termination right contained in a tenant’s lease) and rents from tenants which have exercised a lease termination right) of the Borrower divided by the then outstanding indebtedness under the Loan times 100. The net operating income will be calculated by the Lender based upon annualized financial statements covering the prior six (6) consecutive months of operations, which shall be delivered to the Lender monthly within 20 days following the close of the prior month’s accounting period.  If the Debt Yield Requirement for the Property is not satisfied as of the last day of any six-month period, Borrower shall execute and deliver the Account Assignment to Lender within five (5) days after written notice to Borrower in substantially the form attached hereto as Exhibit C (the “Debt Yield Escrow Notice”) and shall deposit, or shall cause its property manager to deposit on the last business day of each calendar month thereafter, all Excess Revenues (hereinafter defined) from the Property into the Control Account and shall submit to Lender a budget setting forth in reasonable detail budgeted monthly operating income and monthly operating and capital expenses for the Property, which budget shall be subject to the Lender’s approval in its reasonable discretion (the “Operating Budget”). If the Debt Yield Requirement is thereafter satisfied for three (3) consecutive calendar months, provided that no default then exists, nor any event or omission which with the giving of notice or passage of time would constitute a default,

Excess Revenues will no longer be required to be deposited therein (unless and until the Debt Yield Requirement again fails to be satisfied and a subsequent Debt Yield Escrow Notice is given to Borrower) and any Excess Revenues then held by Lender will be released to Borrower.  The Borrower’s obligations under this Section may be referred to as the “Excess Revenue Escrow Requirements” and any period during which the Borrower is required to escrow Excess Revenues pursuant to this Section may be referred to as a “Debt Yield Escrow Period”. Lender shall have the right to withdraw and apply funds from the Control Account to pay amounts due and payable under the Loan to Lender as and when such amounts are due pursuant to the Loan Documents. “Excess Revenues” shall be defined as gross income from the Property, less debt service on the Loan and less budgeted operating and capital expenses (other than any construction costs and costs of leasing space to commercial tenants [including without limitation leasing commissions, legal fees and tenant inducements]) pursuant to an Operating Budget approved by the Lender, plus, to the extent in excess of the approved Operating Budget, (i) the actual costs of taxes and utilities and (ii) other actual operating expenses, in excess of the approved Operating Budget, that are approved by Lender in its reasonable discretion. Lender agrees to permit disbursement of amounts on deposit in the Control Account from time to time for payment of unforeseen expenses incurred in the operation and maintenance of the Property, including capital expenditures, as approved by the Lender in its reasonable discretion.

1.8          Subordination of Management and Development Fees. Any and all management and/or development or other fees payable by Borrower to any Affiliate (hereinafter defined) of Borrower (collectively, “Affiliate Fees”) are and shall be subordinated to the Loan, such that after Borrower has received written notice of the occurrence of any Event of Default, and until cured, if cured and if Lender accepts the cure, Borrower shall not make, nor shall any Affiliate accept, any Affiliate Fees. In addition, no Affiliate Fees shall be paid more than thirty (30) days in advance without the prior written consent of the Lender.

1.9          Riverfront Owners Association. Reference is made to that certain Declaration of Covenants, Restrictions, Rights, Affirmative Obligations and Conditions dated August 7, 2014 (the “Riverfront Declaration”), which was recorded among the Land Records of the District of Columbia as Instrument No. 2014072400. For purposes of this Section 1.9, capitalized terms used but not defined in this Section have the same meanings as ascribed to them in the Riverfront Declaration. Borrower shall provide Lender with (i) notice of the Association Effective Date within thirty (30) days after that date shall have occurred, (ii) a copy of the Association Insurance Policy or a certificate thereof and evidence that Borrower and Lender are named thereon as additional insureds, (iii) evidence that each Owner other than Borrower has named Borrower and Lender as additional insureds on such Owner’s liability insurance covering insurable liabilities arising out of the use of Common Areas located on the Property, (iv) evidence that Borrower has named each other Owner as an additional insured on Borrower’s liability insurance covering insurable liabilities arising out of the use of Common Areas located on each such other Owner’s Parcel, and (v) evidence that each policy of insurance contains waivers of subrogation as required pursuant to the bylaws included in the Riverfront Declaration. Borrower’s notice shall include a reference to the notice provision under Section 9.7 of the Declaration for Mortgagee’s to submit requests for notices of certain proceedings, defaults or matters involving insurance policies.

SECTION TWO

PAYMENTS, COMPUTATIONS, FEES, CHARGES AND PROTECTIVE ADVANCES

2.1       Payments. All payments of accrued interest and/or principal and interest hereon shall be payable in lawful money of the United States and in immediately available funds.  All payments received shall be applied: (i) first, to payment of accrued and unpaid interest, if any; (ii) second, to payment of any outstanding principal then due, if any; (iii) third to late charges, if any, then due and owing; (iv) fourth, to reasonable out-of-pocket attorneys’ fees and costs of collection of the Loan; and (v) fifth, absent an Event of Default, to Borrower (and otherwise to reduce the outstanding principal balance of the Note until such principal shall have been fully repaid); provided, however, following an Event of Default, and until cured, if cured and if Lender accepts the cure, all payments shall be applied in any order determined by Lender in its sole discretion. All payments due hereunder shall be made without offset, demand (unless expressly required by this Agreement or another Loan Document), counterclaim, deduction, abatement, defense or recoupment, each of which Borrower hereby waives; provided payment shall not be deemed a waiver of defenses or counterclaims.

2.2       Late Charges. If any monthly installment amount due under the Note is not made within ten (10) days of its due date, Borrower shall pay to Lender a late charge equal to the lesser of five percent (5%) of such principal or interest payment then due or the maximum rate provided by law; provided, however, no late charge shall be due with respect to any payment due on the maturity date.

2.3       Default Rate. Following an Event of Default (hereinafter defined) until cured, if cured and if Lender accepts the cure, the interest which accrues on the Note shall be increased to the applicable default rate set forth in the Note.

2.4       Computations. Interest and fees on the Loan shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed.

2.5       Prepayment. The prepayment provisions set forth in the Note shall apply.

2.6       Indebtedness. As used in this Agreement, the term "Indebtedness" means all present and future indebtedness of Borrower to Lender arising out of or in connection with the Note or any of the other Loan Documents.

SECTION THREE

CONDITIONS

3.1       Conditions Precedent to Closing. In addition to any other conditions stated in this Agreement, the following conditions must be satisfied as of the date hereof, prior to Lender making the first disbursement under this Agreement (provided, however, that the making of the first disbursement hereunder shall be conclusive evidence that each such condition set forth herein has been satisfied or waived by Lender, except as otherwise set forth in writing by Lender on or prior to the closing date).

a.            Loan Documents. Receipt by Lender of appropriately completed and duly executed originals of this Agreement, the Note, the Carve-Out Guaranty, the Deed of Trust, the Assignment of Leases, the Management Agreement Assignment, UCC-1 Financing Statements

and the Indemnity (collectively, together with and any other documents executed and delivered in connection with the Indebtedness, as the same may be amended, restated, renewed, supplemented or substituted from time to time, the “Loan Documents”).

b.            Organizational Documents of Borrower. Borrower shall supply with respect to itself and each direct and indirect managing and/ controlling member of Borrower (each a “Constituent Member”): (i) a currently certified copy of each entity’s Certificate of Formation/Articles of Organization/Certificate of Limited Partnership/Articles of Incorporation and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which the Borrower is a party and (iv) certified true copies of each entity’s operating agreement/partnership agreement/by-laws and all amendments thereto. None of the documents pursuant to which Borrower or any Constituent Member is organized shall be amended, changed or modified in any material respect without prior written consent of Lender.

c.            Organizational Documents of Guarantor. Guarantor shall supply: (i) a currently certified copy of its Articles of Organization and all amendments thereto; (ii) evidence satisfactory to Lender and its counsel that it is in good standing in the jurisdiction where organized and qualified to do business in every jurisdiction in which the nature of its businesses or its properties makes such qualification necessary; (iii) resolutions authorizing the due execution and delivery of the Loan Documents to which it is a party; and (iv) certified true copies of its operating agreement and all amendments thereto. None of the documents pursuant to which Guarantor is organized shall be amended, changed or modified in any material respect without prior written consent of Lender.

d.            Opinion. Receipt by Lender of the opinion(s) of the counsel for Borrower and Guarantor, in form and content satisfactory to Lender, in its sole, but reasonable, discretion.

e.            Insurance. Receipt by Lender of a copy of a complete and fully paid policy or policies of property insurance in an amount not less than the greater of: (i) the replacement cost of the Improvements and personal property located on the Property and (ii) the Loan amount, providing full extended coverage, including the so-called “All Risk of Physical Loss” coverage, naming Lender as an additional insured (with respect to liability insurance) and as mortgagee and lender’s loss payee, in a manner reasonably satisfactory to Lender and Lender's counsel, as well as rental loss insurance and insurance against such other hazards as the Lender reasonably may require, and also evidencing the policy or policies of comprehensive general liability insurance naming Lender as an additional insured thereunder in an amount not less than Three Million Dollars and No Cents ($3,000,000.00) in the aggregate, with not less than Two Million Dollars and No Cents ($2,000,000.00) per occurrence per occurrence, with each policy providing for thirty (30) days written notice of cancellation, except ten (10) days for nonpayment. Limits can be satisfied by the maintenance of a combination of primary and umbrella/excess liability policies. In addition, Borrower shall maintain flood insurance if any part of the improvements located on the Property is located in an area now or hereafter designated by the Federal Emergency Management Agency as a Zone “A” & “V” Special Hazard Area, or such other Special Hazard Area, in amounts required by Lender in its discretion.

f.             Operating Account. Borrower shall have established its primary operating account with Lender, which shall be maintained with the Lender until such time as the Loan is fully repaid.

g.            Financing Statement. The Financing statements necessary to perfect Lender's security interest in the personal property subject to the Deed of Trust and all other Security Documents that the Lender requires recordation of including, without limitation, the Deed of Trust and the Assignment of Leases shall be duly filed in all appropriate offices and jurisdictions, all other financing statements covering any of such personal property shall be terminated, and filing and recording receipts evidencing such filings and terminations shall be delivered to Lender, all in form and substance satisfactory to Lender.

h.            Property Documents. Lender shall have received and approved, in its sole discretion, the following:

(1) Appraisals. An appraisal of the Property, prepared by an appraiser acceptable to Lender, in form and content acceptable to Lender, conforming to all regulatory and internal appraisal guidelines applicable to or established by Lender, in its sole, absolute, and nonreviewable discretion, reflecting “as is” and “as stabilized” values in compliance with the maximum loan to value ratio requirements set forth herein (the “Appraisal”).

(2)       Title Insurance. A commitment for title insurance (the "Title Commitment") insuring the first priority lien of the Deed of Trust, containing no exceptions unacceptable to Lender, issued in the name of Lender by a title company reasonably acceptable to Lender and in an amount equal to the principal amount of the Loan. Such Title Commitment and the title policy issued pursuant thereto (the "Title Policy") shall reflect that all requirements for the issuance of the Title Policy have been satisfied, and shall contain such endorsements or coverages as Lender may require.

(3)       Survey. A current ALTA survey (or other documentation acceptable to Lender) and legal description of the Property satisfactory to Lender from a registered land surveyor of the District of Columbia which survey shall show all easements, rights of way and other matters of record, shall locate all proposed improvements on the Property and shall generally show a state of facts acceptable to Lender and shall contain a surveyor’s certificate addressed to Lender, the Borrower and the title company and in form and substance satisfactory to the Lender.

(4)       Flood Hazard. Receipt by Lender of flood insurance certificate acceptable to Lender.

(5)       Zoning. Receipt by Lender of a zoning endorsement to the Title Policy acceptable to the Lender or such other written evidence as is reasonably acceptable to the Lender that the Property is zoned consistent with the uses contemplated.

(6)       Leases. Copies of all commercial leases and subleases of the Property and all amendments thereto, which commercial leases must be satisfactory to the Lender in its discretion, together with a certified rent roll for the residential leases of the Property.

(7)          Tenant Documents. Tenant Estoppel Certificates for each commercial lease and sublease of the Property reflecting a status satisfactory to the Lender, together with Subordination, Non-Disturbance and Attornment Agreements from each commercial tenant/subtenant, on Lender’s form or otherwise satisfactory to the Lender.

(8)          Environmental. A Phase I Environmental Site Assessment of the Property prepared by an engineer acceptable to Lender, which report shall be certified to Lender and shall otherwise be acceptable to Lender in form and content.

(9)          Management Agreement. A copy of the management agreement for the Property with Kettler Management, Inc., in form and content reasonably satisfactory to the Lender (the “Management Agreement”).

i.              No Default.  No event shall have occurred and be continuing that constitutes an Event of Default.

j.              Representations. All representations and warranties contained in this Agreement shall be true and correct in every material respect as of the date of the first disbursement under this Agreement.

k.       Satisfactory Documents. All documents delivered pursuant to this Agreement must be in form and substance satisfactory to Lender and its counsel, and all legal matters incident to this Agreement must be satisfactory to Lender's counsel.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES

In order to induce Lender to extend credit to Borrower, Borrower represents and warrants, as of the date hereof, as follows:

4.1       Organization. Borrower is a single purpose limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited liability company and in good standing under the laws of the District of Columbia and each other jurisdiction in which such qualification is required.

4.2       Execution and Delivery. Borrower has the power, and has taken all the necessary actions, to execute and deliver and perform its obligations under the Loan Documents to which it is a party, and the Loan Documents, when executed and delivered, will be binding obligations of Borrower enforceable in accordance with their respective terms; subject to applicable bankruptcy and creditor’s rights laws.

4.3       Power. Borrower has the power and authority to own its properties and to carry on its business as now being conducted.

4.4       Financial Statements. All financial statements and information delivered to Lender for the benefit of Borrower and/or Guarantor are, to the best of Borrower’s knowledge, correct and complete in all material respects, and present fairly the financial conditions, and reflect all known liabilities, contingent and otherwise, of Borrower and/or Guarantor as of the dates of such statements and information, and since the date of the last such statements, no material adverse change in the assets, liabilities, financial condition, business or operations of Borrower or Guarantor has occurred.

4.5       Taxes. All tax returns and reports of Borrower and Guarantor required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon Borrower and Guarantor and upon any of their respective properties, assets, income or franchises, that are due and payable have been paid.

4.6       Litigation. There is no material action, suit or proceeding pending against Borrower with respect to which it has received notice or, to the knowledge of Borrower, threatened, against Borrower (material shall mean any action, suit or proceeding pending in an amount in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00)). The institution of a legal action after the date of this Agreement for any claims covered by insurance will not be construed as a violation of this representation.

4.7       No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under any organizational or operating documents or agreements, any judgment, order or decree binding on Borrower, or any other agreements to which Borrower is a party, in each case, to the extent same is reasonably likely to have a material adverse effect on the Borrower or the Property.

4.8       No Defaults. To the best of Borrower's knowledge, Borrower is not in default with respect to any debt, direct or indirect.

4.9       Compliance. Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

4.10       Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of the Loan Documents by Borrower.

4.11       Title to Assets. Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement (as evidenced by Borrower’s policy of title insurance).

4.12       Use of Proceeds. The proceeds of the Loan shall be used only for the purposes described in this Agreement. The proceeds of the Loan shall not be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

4.13       ERISA. Borrower hereby represents, warrants, covenants and agrees that: (i) it is acting on its own behalf and that it is not an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title 1 of ERISA, nor a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (each of the foregoing hereinafter referred to collectively as a

“Plan”); (ii) Borrower’s assets do not constitute “plan assets” of one or more such Plans within the meaning of Department of Labor Regulation Section 2510.3-101; and (iii) it will not be reconstituted as a Plan or as an entity whose assets constitute “plan assets”.

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SECTION FIVE

COVENANTS OF BORROWER

In consideration of credit extended or to be extended by Lender, Borrower covenants and agrees as follows:

5.1          Financial Information. Borrower shall deliver to the Lender: (i) each year, within thirty (30) days following the end of the fiscal year of the Borrower, a current rent roll with respect to the Property, certified as true and correct by an officer of Borrower to its knowledge, (ii) each year within fifteen (15) days after filing, a copy of Borrower’s federal income tax return or a copy of its notification to extend the time within which to file its federal income tax return and all schedules thereto, provided that in the event of such extension Borrower provides Lender with a copy of the federal income tax return and all schedules thereto within fifteen (15) days of the filing of same with the Internal Revenue Service, (iii) each year within ninety (90) days after the close of Borrower’s fiscal or tax year, audited financial statements prepared in accordance with standard accounting procedures applied on a consistent basis from year to year, prepared by a certified public accountant reasonably acceptable to the Lender, certified as true and correct by an officer of Borrower to its knowledge, (iv) at any time that the Borrower is required to escrow Excess Revenues pursuant to Section 1.7 hereof, a monthly Operating Budget in accordance with the requirements of Section 1.7 and (v) promptly upon Lender’s request, such financial information solely with respect to the Borrower (and not including any direct or indirect constituent entities of the Borrower other than the Guarantor) and the Property as the Lender reasonably may request from time to time. As of the date hereof, the Lender approves the accounting firm of Hancock Askew & Co. LLP as Borrower’s certified public accountant. In addition, the Borrower shall cause Guarantor to deliver to the Lender: (i) each year within ninety (90) days after the close of such Guarantor’s fiscal or tax year, financial statements prepared in accordance with standard accounting procedures applied on a consistent basis from year to year, certified as true and correct by Guarantor, together with evidence of liquidity, annual income, schedules of real estate investments and contingent debt, (ii) within thirty (30) days after the filing of same, a copy of Guarantor’s federal tax return and copies of all K-1s and schedules thereto, and (iii) promptly upon Lender’s request, such other financial information regarding Guarantor as Lender may reasonably request from time to time. All financial statements shall be in such reasonable detail as Lender may reasonably request and shall be certified by the Borrower or Guarantor, as applicable. All of the information required pursuant to this Section 5.1 may hereinafter be referred to collectively as the “Financial Information”.

5.2       Taxes. All tax returns and reports of Borrower required by law to be filed will be duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon Borrower and upon any of its properties, assets, income or franchises, that are due and payable will be paid.

5.3       Compliance with Laws. Borrower shall comply, in all material respects, with all applicable laws and regulations, including, without limitation, ERISA.

5.4       Maintain Existence. Borrower shall maintain its existence in good standing, maintain and keep its properties in good condition (ordinary wear and tear, fire or other casualty excepted), maintain adequate insurance for all of its properties with financially sound and reputable insurers. Borrower shall remain in the same line of business as it is in on the date of this Agreement and shall not enter into any new lines of business or acquire any assets other than the Property (and personal property incident thereto) without the prior written consent of Lender.

5.5       Notices. As soon as it has actual knowledge, Borrower shall notify Lender of (i) the institution or threat, in writing, of any material litigation or condemnation or administrative proceeding of any nature involving Borrower, or (ii) the occurrence of an Event of Default under this Agreement.

5.6       Books and Records. Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at 3050 K Street, N.W., Suite 125, Washington, D.C. 20007, or such other location in the Washington metropolitan area upon notice to the Lender of a change in address. Borrower shall not remove such books of account and records without giving Lender at least thirty (30) days' prior written notice. Borrower, upon reasonable advance notice from Lender and during normal business hours and at Borrower’s offices, shall permit Lender, or any officer, employee or agent designated by Lender, to examine the books of account and records maintained by Borrower, and agree that Lender or such officer, employee or agent may audit and verify the books and records; provided, however, that except after the occurrence of an Event of Default, Lender shall not request access to the books and records more often than annually. Borrower shall reimburse Lender for any reasonable out-of-pocket expenses incurred by Lender in connection with any audits. All accounting records and financial reports furnished to Lender pursuant to this Agreement shall be maintained and prepared in accordance with standard accounting principles consistently applied.

5.7       Liens. Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor under a conditional sale contract or the lessor under a capitalized lease (collectively, the "Liens") of any kind or nature in or upon any of the assets of Borrower, except the following (collectively, the “Permitted Liens”):

(a)       Liens created or deposits made that are incidental to the conduct of the business of Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business;

(b)       Approved Leases;

(c)       Borrower shall have forty-five (45) days after obtaining actual knowledge to satisfy or bond off any mechanic’s or materialman’s Lien filed against the Property;

(d)       the Permitted Exceptions identified on Exhibit D attached hereto and made a part hereof;

(e)       Liens securing the Indebtedness; and

(f)       The Borrower may appropriately and in good faith contest the levy of any tax or assessment provided that it makes whatever provision for the protection of the Property, including the payment of such tax or assessment, that the Lender may reasonably require.

5.8       Debt. Without the prior written consent of Lender, Borrower shall not incur or permit to exist any debt for borrowed funds, the deferred purchase price of goods or services or capitalized lease obligations, except for (i) trade debt incurred in the ordinary course of business, and (ii) the Indebtedness.

5.9       Contingent Liabilities. Without the prior written consent of Lender, Borrower shall not guarantee, endorse, become contingently liable upon or assume the obligation of any person, or permit any such contingent liability to exist, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

5.10       Sale of Assets. Without the prior written consent of Lender, Borrower shall not sell, lease, assign or otherwise dispose of any of the assets of Borrower except for (a) sales in the ordinary course of business including, (b) the disposition of assets that are no longer needed or useful in its business, (c) assets which have been removed and replaced and (d) leases and rental agreements as otherwise permitted by the Loan Documents.

5.11       Mergers and Acquisitions. Without the prior written consent of Lender, Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock, partnership interests or other ownership interests of, any other person.

5.12       Loan and Advances. Without the prior written consent of Lender, Borrower shall not make any loan or advance to any affiliate, director, member, manager, officer or employee of Borrower, or any other person, except for the creation of accounts receivable in the ordinary course of business on terms that are no less favorable than would apply in an arm’s-length transaction.

5.13       Subsidiaries and Joint Ventures. Without the prior written consent of Lender, Borrower shall not form any subsidiary, become a general or limited partner in any partnership or become a party to a joint venture. If Lender grants its consent to the formation or acquisition of a subsidiary, such entity shall cause each such subsidiary to perform and observe all of the covenants contained in this Agreement.

5.14       Affiliates. Without the prior written consent of Lender, Borrower shall not engage in business with any of its affiliates except in the ordinary course of business and on terms that are no less favorable to Borrower than would apply in an arm's-length transaction. Lender hereby consents to the terms of the Development Management Services Agreement between Borrower, as owner, and Guarantor, as Development Manager, dated June 13, 2013, as amended by First Amendment dated July 30, 2014.

5.15       Organization; Control and Management.

(a)          Until such time as the Loan is fully repaid, there shall be no Transfer (hereinafter defined) of any interest in, nor any change in the Control (hereinafter defined) or management of Borrower, any constituent managing or controlling entity of Borrower, or of Guarantor or any constituent managing or controlling entity of Guarantor, without Lender’s prior written consent in each case, other than in connection with a Permitted Transfer. “Transfer” means any assignment, pledge, conveyance, sale, transfer, mortgage, encumbrance, grant of a security interest or other disposition, either directly or indirectly, by operation of law or otherwise. “Control” means the ownership, directly or indirectly, in the aggregate of fifty percent (50%) or more of the beneficial ownership interests of an entity and the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” shall have the respective correlative meaning thereto.

(b)          Notwithstanding anything to the contrary contained herein, but subject to the provisions of Section 5.15(c) below, the following Transfers of interests in Borrower shall be permitted without the prior consent of the Lender but with prior notice to the Lender (collectively, the “Permitted Transfers”):

(i)	Any direct or indirect Transfers in Florida Rock Properties, Inc. (“FRP Inc.”);

(ii)	Any Transfer of direct or indirect interests in Borrower to any of the direct or indirect owners of Borrower as of the date hereof (or any Affiliate of any such owners);

(iii)	Any Transfers of interests in MidAtlantic Realty Partners, LLC (“MRP”) or any constituent entity of MRP (together with MRP, the “MRP Entities”), including Transfers of interests for estate planning purposes, so long as following such Transfer Robert Murphy, Fred Rothmeijer, Ryan Wade and/or J. Richard Saas (the “MRP Key Members”) directly or indirectly Control the MRP Entities.

(c)          Lender’s agreement that its prior written consent will not be required for the foregoing described Permitted Transfers is expressly subject to the following conditions: (i) any direct or indirect Transfers of interests in FRP Inc. or in Borrower shall not result in FRP Inc. owning a direct or indirect beneficial interest in Borrower of less than ten percent (10%); (ii) if the Transfer would result in the MRP Entities no longer being the Administrative Manager of Riverfront Investment Partners I LLC or would result in the MRP Key Members owning a direct or indirect beneficial interest in Borrower of less than ten (10%) percent, then a replacement guarantor must be provided consistent with the terms of Paragraph 28 of the Guaranty, and (iii) if the Transfer transaction would result in a change of the property manager of the Property, any successor property manager must be in compliance with Section 5.18 and Exhibit E of this Agreement.

5.16       Lease Termination. Borrower shall notify Lender within two (2) business days of learning that any commercial tenant of the Property is exercising a termination right under its lease. In the event that a Debt Yield Escrow Period is then in effect or if the lease termination would result in a failure to meet the Debt Yield Requirements, any and all penalties, payments, fees or other charges or consideration payable as a result of any such lease termination (“Lease Termination Funds”) shall be deposited immediately upon receipt into the Control Account maintained with Lender and pledged as additional collateral for the Loan, with all such Lease Termination Funds to be treated as Excess Revenues for purposes of this Agreement.

5.17       Deposits In Connection With Casualty or Condemnation. In the event following a casualty or condemnation affecting the Property, the Lender determines, in its reasonable discretion, that there are not sufficient funds available from insurance proceeds or a condemnation award to restore the Property to its condition prior to the casualty or condemnation, then in addition to any other terms and conditions for application of proceeds to restoration as set forth in the Deed of Trust, the Borrower must post any such Proceeds Deficiency (as hereinafter defined) with the Lender before any insurance proceeds or condemnation proceeds may be released to restore the Property. “Proceeds Deficiency” shall mean the difference, as determined by the Lender in its sole but reasonable discretion, between the insurance proceeds and condemnation proceeds available to restore the Property and the projected cost to restore the Property.

5.18       Property Management. In the event that following closing Borrower intends to terminate Kettler Management, Inc. and wishes to enter into a property management agreement or asset management agreement governing the Property with another management company, such agreement must be approved by Lender in its reasonable discretion in advance of Borrower entering into such agreement and the Borrower and manager must execute a collateral assignment of management agreement and subordination agreement with respect to such management agreement on the same form as the Management Agreement Assignment or as otherwise reasonably acceptable to the Lender. Lender hereby approves the property managers listed on Exhibit E attached hereto and made a part hereof by this reference.

5.19       Approval of Leases. All leases executed after the date hereof shall be subject to the Lender’s prior written approval, not to be unreasonably withheld, conditioned or delayed; provided, however, Borrower shall not be required to obtain approval of any residential lease which is on a form preapproved by the Lender. All leases which have been approved by Lender or for which approval is not required pursuant to this Section 5.19 shall be referred to as “Approved Leases” and each an “Approved Lease”. All leases of the Property executed after the date of this Agreement shall be subordinated to Lender's lien on the Property, and tenants and subtenants of the Property under commercial leases and subleases executed after the date of the Agreement shall be required to enter into lease subordination and attornment agreements in commercially reasonable form with Lender unless the applicable lease contains all terms Lender would require in any such lease subordination and attornment agreement. Lender shall be furnished with a copy of each commercial lease promptly upon execution of each such lease. Approved Leases executed after the date of this Agreement which include a tenant subordination and attornment provision in favor of the Lender in form and substance reasonably acceptable to the Lender may also include a non-disturbance provision provided that such provision is also in form and substance reasonably acceptable to the Lender.

SECTION SIX

DEFAULT AND REMEDIES

6.1       Events of Default. Each of the following shall constitute an "Event of Default" under this Agreement:

a.            Failure to Pay. If: (i) Borrower fails to make within five (5) days after the date when due, any installment or other payment owing to Lender under the terms of the Note or (ii) Borrower fails to make any payment owing to Lender under the Loan Documents (other than payments due under the terms of the Note) within the time required after any applicable notice is provided to the Borrower pursuant to the terms of the Loan Documents with respect to such obligation, or if the Loan Documents do not otherwise provide for notice with respect to such payment, then if the payment is not made within ten (10) days after written notice to Borrower;

b.            Failure to Permit Inspections. If Borrower refuses to permit Lender to inspect its books and records in accordance with the provisions of Section 5.6, or fails to permit Lender, after receiving reasonable advance notice, to inspect the Property in accordance with the provisions of this Agreement, and the same continues for five (5) business days after written notice thereof from Lender to Borrower;

c.            Failure to Observe Covenants. Except as otherwise expressly provided in this Agreement or in the other Loan Documents, if Borrower fails to perform or observe any term, covenant, warranty or agreement contained in this Agreement or in the other Loan Documents and such failure shall continue for a period of thirty (30) days after written notice of such failure has been given to Borrower by Lender; provided, however, if such default is not in the payment of any sum due to Lender hereunder, or was not the subject of an Event of Default for which notice was provided during the preceding six (6) months, and provided Borrower is diligently pursuing the cure of such default, then Borrower shall have an additional thirty (30) days within which to cure such default prior to Lender exercising any right or remedy available hereunder, at law or in equity;

d.            Defaults under Loan Documents. If an Event of Default shall occur under the Note or any other Loan Document and shall not be cured within any applicable notice, cure and/or grace period provided for therein or herein prior to a breach becoming an Event of Default; for the avoidance of doubt, if Borrower fails to perform or observe or is in breach of any term, covenant, warranty or agreement contained in any other Loan Document and same does not expressly constitute an Event of Default, same shall be subject to the immediately preceding clause (c);

e.            Breach of Representation. Discovery that any representation or warranty made or deemed made by Borrower in this Agreement or in any other Loan Document, or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement by Borrower or Guarantor or any officer, agent, employee or director of Borrower or Guarantor, was known to be materially untrue when made or deemed made;

f.             Voluntary Bankruptcy. If Borrower makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of Borrower or any substantial part of the property of Borrower, or commences any proceeding relating to Borrower under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed;

g.            Involuntary Bankruptcy. If, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against Borrower seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within sixty (60) days, after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or all of any substantial part of the properties of Borrower, the appointment shall not have been vacated;

h.            Judgment. If a judgment, attachment, garnishment or other process is entered for the payment of money against Borrower or Guarantor in excess of $250,000.00 and the failure by Borrower or Guarantor to discharge the same, or cause it to be discharged or to be bonded or insured over, within sixty (60) days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment;

i.              Dissolution of Borrower. The dissolution, liquidation or termination of existence of Borrower;

j.              Dissolution or Bankruptcy of Guarantor. The occurrence of a Guarantor Event (hereinafter defined), unless within ten (10) business days after such Guarantor Event, a replacement guarantor satisfactory to the Lender in its sole discretion assumes all obligations of such Guarantor under the Guaranty and the Indemnity for matters accruing subsequent to such Guarantor Event and any resulting change in the property manager of the Property shall be subject to Lender’s reasonable approval (it being acknowledged that the property managers listed on Exhibit E attached hereto are acceptable to Lender);

k.            Excess Revenues Escrow Requirements. The Borrower’s failure to comply with the terms of a Debt Yield Escrow Notice within five (5) days after such notice is given to Borrower; provided, however, if such notice is the first Debt Yield Escrow Notice given pursuant to this Agreement, Borrower shall have a grace period of an additional five (5) days within which to comply with the Debt Yield Escrow Notice;

l.              Change in Management/Control. A breach of the provisions of Section 5.15 hereof; provided, however, any such breach which constitutes a breach of Section 28 of the Guaranty shall also be subject to any applicable cure available under Section 28 of the Guaranty;

m.           Lease Termination. If required pursuant to Section 5.16 hereof, a failure to deposit any Lease Termination Funds within three (3) business days of receipt thereof by Borrower into the Control Account;

n.            Insurance. Borrower fails to maintain insurance as and to the extent required by this Agreement;

o.            Operating Account. The Borrower’s failure to maintain its primary operating account with Lender until such time as the Loan is fully repaid;

p.            Mechanic’s Lien. A lien for the performance of work or the supply of materials is filed against the Property, or any stop notice is served on Borrower, unless, within forty-five (45) days after the date of filing or service, such lien or stop notice is bonded and released of record, waived, covered by affirmative title insurance coverage acceptable to Lender or is otherwise satisfied and released to the satisfaction of Lender; or

q.            Voluntary Prohibited Sale or Transfer. A sale or transfer of all or any portion of the real property owned by Borrower or the voluntary granting by the Borrower of any Lien that secures indebtedness, other than for any Permitted Transfer and any Permitted Liens.

Any of the following shall constitute a “Guarantor Event”: (i) if there is a dissolution, liquidation or termination of existence of Guarantor, (ii) if Guarantor makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of Guarantor or any substantial part of the property of Guarantor, or commences any proceeding relating to Guarantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed, (iii) if, within sixty (60) days after the filing of a bankruptcy petition or the commencement of any proceeding against Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or (iv) if within sixty (60) days, after the appointment, without the consent or acquiescence of Guarantor, of any trustee, receiver or liquidator of Guarantor or all of any substantial part of the properties of Guarantor, the appointment shall not have been vacated.

6.2       Remedies. Upon the occurrence of an Event of Default, and continuing until cured, if cured and if Lender accepts the cure, (a) Lender, at its option, by written notice to Borrower, may declare all Indebtedness to Lender to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (b) Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law. Borrower agrees to pay all costs and expenses incurred by Lender in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, reasonable attorneys' fees. No failure or delay by Lender in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.

6.3       Borrower to Pay Fees and Charges. Borrower shall pay all fees and charges incurred in the procuring, making and enforcement of the Loan, including without limitation, the reasonable out-of-pocket fees and disbursements of Lender's attorneys, charges for appraisals, fees and expenses relating to examination of title, title insurance premiums, surveys, and mortgage recording, documentary, transfer or other similar taxes and revenue stamps, loan extension fees, if any, provided in no event will Borrower be responsible for appraisals or attorney’s fees outside of the origination and initial closing of the Loan, except following the occurrence of an Event of Default and until cured, if cured and if Lender accepts the cure.

SECTION SEVEN

MISCELLANEOUS

7.1       Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under standard accounting practices applied on a consistent basis. The term "person" shall mean any individual partnership, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any other entity of any nature. The term "subsidiary" means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term "affiliate" means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.

7.2       Notices. All notices, requests, demands and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by email (with a confirmation copy sent by a reputable overnight delivery service) to the following addresses:

If to the Lender, to:

EAGLEBANK

7815 Woodmont Avenue

Bethesda, Maryland 20814

Attn:       Matthew B. Leydig, Senior Vice President

Email: mleydig@eaglebankcorp.com

with a copy to:

Friedlander Misler, PLLC

5335 Wisconsin Avenue, NW, Suite 600

Washington, DC 20015

Attn: Leonard A. Sloan, Esq.

Email: Lsloan@dclawfirm.com

If to the Borrower, to:

Riverfront Holdings I, LLC

c/o MidAtlantic Realty Partners, LLC

3050 K Street, N.W.

Suite 125

Washington, DC 20007

Attn:       J. Richard Saas, Esq.

Email:       rsaas@MRPRealty.com

With a copy to:

Arnold & Porter Kaye Scholer LLP

601 Massachusetts Ave., N.W.

Washington, D.C. 20001-3743

Attn: Michael D. Goodwin, Esq.

Email:       Michael.Goodwin@apks.com

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, provided receipt is prior to 5:00 p.m. Eastern time on a business day and (b) on the business day after the day on which it is properly delivered by Federal Express (or a comparable overnight delivery service). Any party may change such party's address by notifying the other parties of the new address in any manner permitted by this paragraph.

7.3       Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Lender and Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided, however, that Borrower may not assign or transfer its rights under this Agreement.

Lender, acting solely for this purpose as an agent of Borrower, shall maintain a register for the recordation of the names and addresses of Lender and each of its successors and assigns, and the principal amounts (and stated interest) of the Loan owing to such person pursuant to the terms hereof from time to time (the “Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Borrower and Lender and each of Lender’s successors and assigns shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

7.4       Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between Lender and Borrower and may be modified only by an agreement in writing.

7.5       Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of Borrower under this Agreement and the other Loan Documents are fully repaid or discharged.

7.6       Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to conflicts of law principles.

7.7       Expenses. Whether or not any advances are made under this Agreement, except as may be expressly provided otherwise in this Agreement or any of the other Loan Documents, Borrower shall pay all reasonable out-of-pocket expenses incurred by Lender in connection with the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees and expenses of its counsel.

7.8       Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.

7.9       Participations. Provided that Lender remains primarily liable to fund all Loan Disbursements described herein in accordance with the terms hereof (except that Lender will not be so liable if it sells 100% of its rights under the Loan Documents), Lender shall have the right, at no cost, expense or liability to Borrower (except for Borrower’s obligations to deliver financial information which shall not be at Lender’s cost or expense, and in no event shall Lender be obligated to pay any attorneys’ fees incurred by Borrower), to sell all or any part of its rights under the Loan Documents, and Borrower authorizes Lender to disclose to any prospective participant in the Loan any and all financial and other information in Lender's possession concerning Borrower or the Collateral. If Lender sells a participation interest, Lender shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”). Notwithstanding anything in the Loan Documents to the contrary, the entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Participant Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

7.10       Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.

7.11       Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

7.12       Waiver. The rights of Lender under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require Lender to give any subsequent waivers.

7.13       Severability. If any provision of this Agreement or any other Loan Document is held to be void, invalid, illegal or unenforceable in any respect, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the void, invalid, illegal or unenforceable provision were not included in this Agreement or in such Loan Document.

7.14       No Setoffs. With respect to a monetary default claimed by Lender under the Loan Documents, no setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that Borrower has or may have against Lender (other than the defenses of payment or Lender's gross negligence or willful misconduct) shall be available against Lender in any action, suit or proceeding brought by Lender to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by Borrower of any such rights or claims against Lender, but any recovery upon any such rights or claims shall be had from Lender separately, it being the intent of this Agreement and the other Loan Documents that Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.

7.15       Counterparts. This Agreement may be executed for the convenience of the parties in several counterparts, which are in all respects similar and each of which is to be deemed to complete in and of itself, and any one of which may be introduced in evidence or used for any other purpose without the production of the other counterparts thereof.

7.16       Consent to Jurisdiction. The Borrower irrevocably submits to jurisdiction of any state or federal court sitting in the State of Maryland over any suit, action, or proceeding arising out of or relating to this Agreement, the Note or any other Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection that the Borrower may now or hereafter have to the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum. Final judgment in any such court shall be conclusive and binding and may be enforced in any court in which the Borrower is subject to jurisdiction by a suit upon such judgment provided that service of process is effected as provided herein or as otherwise permitted by applicable laws.

7.17       Appointment of Maryland agent. The Borrower hereby irrevocably designates and appoints Richard Saas, Esq., Tenenbaum & Saas, P.C., 4504 Walsh Street, Suite 200
Chevy Chase, MD 20815, as its authorized agent to accept and acknowledge on its behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with the Loan in any state or federal court sitting in the State of Maryland. If such agent shall cease so to act, the Borrower shall irrevocably designate and appoint without delay another such agent in the State of Maryland satisfactory to the Lender and shall promptly deliver to the Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable. The Borrower further agrees to keep the aforesaid agent apprised at all times of the Borrower’s current address and agrees to promptly pay any and all fees charged by the aforesaid agent or any other entity or person appointed authorized agent hereunder.

7.18       Service of Process. The Borrower hereby consents to process being served in any suit, action or proceeding instituted in the State of Maryland in connection with the Loan by (i) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to the Borrower at the address set forth in the notice section of this Agreement and (ii) serving a copy thereof upon the applicable agent, hereinabove designated and appointed by the Borrower as the Borrower’s agent for service of process. The Borrower irrevocably agrees that such service shall be deemed to be service of process upon the Borrower in any such suit, action or proceeding. Nothing in this Agreement shall affect the right of the Lender to serve process in any manner otherwise permitted by law and nothing in this Agreement will limit the right of the Lender otherwise to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

7.19        Exculpation. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no person or entity owning directly or indirectly any legal or beneficial ownership in the Borrower, nor any direct or indirect partner, member, officer, director, shareholder, manager, employee, advisor, agent, consultant, fiduciary, investor, trustee, personal representative or affiliate of any of the foregoing shall have any personal liability under this Agreement and/or any other Loan Documents except as expressly set forth in the Carve-Out Guaranty and the Environmental Indemnity Agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be executed in their respective names by duly authorized representatives as of the day and year first above written.

BORROWER:

RIVERFRONT HOLDINGS I, LLC,

a Delaware limited liability company

By: Riverfront Investment Partners I LLC,

a Delaware limited liability company,

its Sole Member

By:	MRP SE Waterfront Residential LLC,

a District of Columbia limited liability

company, its Administrative Member

By: MidAtlantic Realty Partners, LLC,

a Virginia limited liability company,

its Managing Member

By: _________________[SEAL]

Name:

Title:

STATE OF )

) ss:

COUNTY OF )

I, _________________________________, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that __________ personally appeared before me in said jurisdiction and acknowledged that he is the __________ of MidAtlantic Realty Partners, LLC, the Managing Member of MRP SE Waterfront Residential LLC, the Administrative Member of Riverfront Investment Partners I LLC, the Sole Member of RIVERFRONT HOLDINGS I, LLC, party to the foregoing instrument and that the same is his act and deed and the act and deed of RIVERFRONT HOLDINGS I, LLC.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this ___ day of November, 2017.

Notary Public
(SEAL)
My Commission expires:

Notary Registration No. __________

WITNESS:	LENDER:

EAGLEBANK

By:
Print Name:	Matthew B. Leydig
Senior Vice President

[SEAL]

STATE OF MARYLAND )

) ss:

COUNTY OF MONTGOMERY )

I, _________________________________, a Notary Public in and for the aforesaid said jurisdiction, do hereby certify that MATTHEW B. LEYDIG personally appeared before me in said jurisdiction and acknowledged that he is a Senior Vice President of EAGLEBANK; that he has been duly authorized to execute and deliver the foregoing instrument for the purposes therein contained and that the same is his act and deed; that the seal affixed to said instrument is such corporate seal and that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereon by like order.

IN WITNESS WHEREOF, I have set my hand and Notarial Seal, this ___ day of November, 2017.

Notary Public
(SEAL)
My Commission expires:

EXHIBIT A

[LEGAL DESCRIPTION]

All that certain lot or parcel of land together with all improvements thereon located and being in the City of Washington in the District of Columbia, and being more particularly described as follows:

Part of Lot numbered Fourteen (14) in Square numbered Seven Hundred Eight (708) in the subdivision made by Florida Rock Properties, Inc., as per plat recorded in the Office of the Surveyor for the District of Columbia in Liber 203 at folio 152 and being set forth as follows:

Beginning at a point, said point being the north east corner of Square 708 and being on the south line of Potomac Avenue, S.E., thence departing said south line of Potomac Avenue, S.E. with the east line of Square 708 South 140.67 feet to a point; thence along a curve to the left with a radius of 1888.86 feet, length of 456.01 feet and a delta angle of 13°49’56” to a point; thence N27°32’20”W 330.01 feet to a point, said point being on the south line of Potomac Avenue, S.E.; thence N62°27’40”E 470.99 feet with the south line of Potomac Avenue, S.E. to the Point of Beginning and containing 92,187 square feet by record, more or less.

TOGETHER WITH the beneficial easements contained in the Declaration of Covenants, Restrictions, Rights, Affirmative Obligations and Conditions dated August 7, 2014 and recorded August 8, 2014 as Instrument No. 2014072400.

NOTE: At the date hereof the described property is designated on the Records of the Assessor for the District of Columbia for assessment and taxation purposes as Lot numbered Eight Hundred Fourteen (814) in Square Numbered Seven Hundred Eight (708).

EXHIBIT B

FORM OF CONTROL ACCOUNT AGREEMENT AND ASSIGNMENT

[SEE ATTACHED]

EXHIBIT C

DEBT YIELD ESCROW NOTICE

[Via Email]

Riverfront Holdings I, LLC

c/o MidAtlantic Realty Partners, LLC

3050 K Street, N.W.

Suite 125

Washington, DC 20007

Attn: J. Richard Saas, Esq.

Email: rsaas@MRPRealty.com

Re:	Debt Yield Escrow Notice

$90,000,000 Loan from EagleBank to Riverfront Holdings I LLC

Gentlemen:

This letter shall serve as a Debt Yield Escrow Notice pursuant to that certain Loan Agreement by and between Riverfront Holdings I LLC and EagleBank (the “Loan Agreement”) governing the terms of the above referenced Loan.

Per the Loan Agreement, you are required to comply with all Excess Revenue Escrow Requirements (as defined in the Loan Agreement), including without limitation, execution and delivery of the Control Account Agreement and Assignment attached to this email to Lender within five (5) days after this Debt Yield Escrow Notice, establishment of the control account referenced therein (the “Control Account”), and deposit on the last business day of each calendar month thereafter, all Excess Revenues (as defined in the Loan Agreement) from the Property into the Control Account.

Please contact EagleBank promptly upon receipt of this notice to make arrangements to establish the Control Account.

EagleBank

By:       ____________________

[ATTACHED COPY OF CONTROL ACCOUNT AGREEMENT AND ASSIGNMENT FORM]

EXHIBIT D

PERMITTED EXCEPTIONS

1.	Real estate taxes and general and special assessments, if any, subsequent to September 30, 2017, a lien not yet due and payable; and in addition thereto, possible future tax levies or possible public charges that have been levied or assessed but are not due and payable at Date of Policy.
2.	Capitol Riverfront Business Improvement District Taxes arising subsequent to March 31, 2018, a lien not yet due and payable.
3.	Southeast Water and Sewer Improvement Special Assessments arising subsequent to June 30, 2017, a lien not yet due and payable.
4.	Water and sewer charges arising in connection with the Land subsequent to the original Date of Policy, a lien not yet due and payable.
5.	Stormwater fees and any water and sewer System Availability Fee arising or assessed against the Land subsequent to Date of Policy, a lien not yet due and payable.
6.	Riparian rights, and rights and title of the United States of America to the lands abutting on the Anacostia River lying below the High Water Mark as shown on Plat recorded in the Office of the Surveyor for the District of Columbia in Liber 129 at folio 24. The approximate location of the high water line, bulkhead line and area of riparian rights being shown on the ALTA/NSPS Land Title Survey entitled, “Capital Riverfront – Dock 79” by Bohler Engineering dated April 20, 2017 and last revised November 9, 2017, designated as File No. SRW132030 and consisting of one (1) sheet (the “Survey”).
7.	PUD Covenant with Termination dated July 31, 2008, by and between Florida Rock Properties, Inc., a Florida corporation, and The District of Columbia recorded September 4, 2008 as Instrument No. 2008093980; as affected by and all matters contained in the Notice of Modification of Zoning Commission Order No. 04-14 dated August 2, 2016 and recorded August 3, 2016 as Instrument No. 2016078974.

8.	Terms and conditions set forth in Declaration of Covenants for a Storm Water Management Facility dated June 20, 2013, recorded July 24, 2013 as Instrument No. 2013086041.

9.	Terms, conditions, restrictions easements, reservations, covenants and assessments as set forth in Declaration of Covenants, Restrictions, Rights, Affirmative Obligations and

Conditions dated August 7, 2014 and recorded August 8, 2014 as Instrument No. 2014072400.

10.	Terms, conditions, restrictions, easements, covenants, and maintenance obligations as set forth in the Declaration of Covenants and Restrictions dated August 14, 2014 and recorded September 5, 2014 as Instrument No. 2014081551, with easement being shown on the Survey.

11.	Terms, conditions, restrictions, easements, reservations, covenants, and provisions for reimbursements and liens as set forth in the Declaration of Covenants for a Stormwater Management Facility dated October 1, 2014 and recorded October 1, 2014 as Instrument No. 2014090331.

12.	Satisfaction, Termination, and Release Agreement dated March 6, 2015 and recorded March 20, 2015 as Instrument No. 2015025624.

13.	Terms, conditions, restrictions, reservations, covenants and assessments as set forth in the Affordable Housing Covenant dated April 25, 2016 and recorded June 8, 2016 as Instrument No. 2016057318; as affected by the Amendment to Affordable Housing Covenant dated July 7, 2016 and recorded August 4, 2016 as Instrument No. 2016079192.

14.	Terms, covenants, conditions, provisions, and easements as set forth in the Declaration of Covenants for a Stormwater Management Facility dated February 24, 2017 and recorded March 23, 2017 as Instrument No. 2017032315, with the “Bio Retention Facility Area” being shown on the Survey.

15.	Overhead wires located outside of granted easement area as shown on the Survey.

16.	Rights of residential tenants in possession.

EXHIBIT E

APPROVED PROPERTY MANAGERS

1.	Kettler Management
2.	MRP Residential (so long as no Event of Default)
3.	Bozzuto
4.	Jefferson Apartment Group
5.	Gates Hudson